UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tidelands Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIDELANDS BANCSHARES, INC.

875 Lowcountry Boulevard

Mount Pleasant, South Carolina 29464

IMMEDIATE RESPONSE NEEDED

June 22, 2016

Dear Shareholder:

Over the past several weeks, we have reached out to you concerning your proxy vote on the merger agreement between Tidelands Bancshares, Inc. (“Tidelands”) and United Community Banks, Inc. (“United”), pursuant to which United will acquire Tidelands, and our subsidiary bank, Tidelands Bank.

We’ve checked our records, and it appears we have not received your proxy vote yet. It is very important that you vote your shares, regardless of the number of shares you own. Please take a moment to VOTE your shares by telephone or the Internet by following the enclosed instructions. Voting by telephone or the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. Because the merger agreement must be approved by the affirmative vote of two-thirds of our issued and outstanding common shares, your vote is critically important. Please remember that not voting your shares is the same as a vote “against” the merger, which could prevent the merger.

Our board of directors strongly believes that this transaction is the best alternative for our common shareholders, and our board has unanimously recommended that you vote FOR the merger. Important reasons for this recommendation are discussed in more detail in our proxy statement.

Please vote FOR the merger as soon as possible. If you have already voted in favor of the merger, there is nothing more you need to do and we thank you for your support.

If you have any questions concerning the merger or the proxy statement, please contact me personally at (843) 388-8433.

Sincerely,

Thomas H. Lyles
President & Chief Executive Officer

Continues on Reserve Side

Additional Information and Where to Find It

In connection with the merger and the special meeting of shareholders to be held on June 30, 2016, Tidelands has filed with the SEC a definitive proxy statement, which was first mailed to shareholders on or about May 26, 2016. Shareholders are urged to read the definitive proxy statement carefully because it contains important information about Tidelands and the special meeting. Shareholders can obtain a free copy of the definitive proxy statement and other documents filed by Tidelands with the SEC at the SEC’s website at www.sec.gov. In addition, shareholders may obtain a free copy of Tidelands’ filings with the SEC from Tidelands’ website at www.tidelandsbank.com.

Participants in the Solicitation

Tidelands, and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Tidelands in respect of the merger. Information regarding the directors and executive officers of Tidelands who may be deemed participants in the solicitation of proxies from the shareholders of Tidelands in connection with the merger is included in the definitive proxy statement for the special meeting of shareholders. Additional information regarding the interests of such participants is also included in the definitive proxy statement and other relevant documents regarding the merger filed with the SEC.

Cautionary Note Regarding Forward-Looking Statements

This letter contains forward-looking statements, as defined by federal securities laws. Forward-looking statements can be identified by words such as “believe,” “expect,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to certain expectations regarding the merger between Tidelands and United. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability to obtain the requisite regulatory and shareholder approvals for the merger and meet other closing terms and conditions, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in Tidelands’ most recent Annual Report on Form 10-K, any of which risks, uncertainties and other factors could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this letter. Tidelands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.